Exhibit 99.7

Risks Related to the Acquisition of American First Finance Inc. (“AFF”)

There can be no assurance that we will successfully complete the proposed acquisition of AFF (the “Acquisition”) on the terms or timetable currently proposed or at all.

No assurance can be given that the Acquisition will be completed when expected, on the terms proposed or at all. The business combination agreement governing the Acquisition (the “Acquisition Agreement”) contains a number of conditions that must be fulfilled to complete the Acquisition. The Acquisition Agreement also contains certain customary rights to terminate the agreement prior to the closing. There can be no assurance that the conditions to closing will be satisfied or waived or that other events will not intervene to delay or prevent the completion of the Acquisition.

We may be unable to obtain the regulatory approvals required to complete the Acquisition or, in order to do so, we may be required to satisfy material conditions or comply with material restrictions.

The consummation of the Acquisition is subject to review and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. We can provide no assurance that all required regulatory approvals will be obtained in order to consummate the Acquisition, and there can be no assurance as to the cost, scope or impact on our business, results of operations, financial condition or prospects of the actions that may be required to obtain regulatory approvals. Any such actions could have a material adverse effect on our business and that of AFF and substantially diminish the synergies and other advantages which we expect from the Acquisition.

If the Acquisition is completed, we will have a significant amount of indebtedness and may not be able to meet our debt service requirements.

If the Acquisition is consummated, we will have a significant amount of indebtedness outstanding. As of September 30, 2021, on a pro forma basis after giving effect to the Transactions, the indebtedness of the Company and its subsidiaries would have been approximately $1.25 billion. This substantial level of indebtedness could have important consequences to our business, including, but not limited to:

•	reducing the benefits we expect to receive from the Acquisition;

•	increasing our debt service obligations, making it more difficult for us to satisfy our obligations;

•	limiting our ability to borrow additional funds and increasing the cost of any such borrowing;

•	increasing our vulnerability to, and reducing our flexibility to respond to, general adverse economic and industry conditions;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	placing us at a competitive disadvantage as compared to our competitors, to the extent that they are not as highly leveraged; and

•	restricting us from pursuing certain business opportunities, including other acquisitions.

In addition, we may be required to pay an additional $300 million to the AFF seller parties pursuant to the earnout provisions in the Acquisition Agreement if AFF achieves certain adjusted EBITDA targets following the Acquisition Closing Date and we may incur additional indebtedness to finance such additional payments.

We may fail to realize all of the anticipated benefits of the Acquisition or those benefits may take longer to realize than expected. We may also encounter significant difficulties in integrating AFF.

Our ability to realize the anticipated benefits of the Acquisition will depend, to a large extent, on our ability to integrate AFF, which is a complex, costly and time-consuming process, and for AFF to achieve its projected growth rates. As a result of the Acquisition, we will be required to devote significant management attention and resources to integrate the business practices and operations of the Company and AFF. The integration process may disrupt our business and, if implemented ineffectively, could restrict the realization of the full expected benefits. The failure to meet the challenges involved in the integration process and to realize the anticipated benefits of the Acquisition could cause an interruption of, or a loss of momentum in, our operations and could adversely affect our business, financial condition and results of operations.

In addition, the integration of AFF may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customers and other business relationships, and diversion of management’s attention. Additional integration challenges include:

•	diversion of management’s attention to integration matters;

•	difficulties in achieving anticipated synergies, business opportunities and growth prospects from the Acquisition;

•	difficulties in the integration of operations and systems;

•	difficulties in conforming standards, controls, procedures and accounting and other policies, business cultures and compensation structures;

•	difficulties in the assimilation of employees;

•	difficulties in managing the expanded operations of a significantly larger and more complex company;

•	challenges in keeping existing customers and obtaining new customers, including customers that may not consent to the assignment of their contracts or agree to enter into a new contract with us;

•	challenges in attracting and retaining key personnel;

•	the impact of potential liabilities we may be inheriting from AFF;

•	coordinating a geographically dispersed organization;

•	the additional complexities of integrating a company with different products, services, markets and customers;

•	difficulty addressing possible differences in corporate culture and management philosophies; and

•	a potential deterioration of credit ratings.

Many of these factors will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could adversely affect our business, financial condition and results of operations and result in us becoming subject to litigation. In addition, even if AFF is integrated successfully, the full anticipated benefits of the Acquisition may not be realized, including the synergies, cost savings or sales or growth opportunities that are anticipated. These benefits may not be achieved within the anticipated time frame, or at all. Further, additional unanticipated costs may be incurred in the integration process. All of these factors could cause reductions in our earnings per share, decrease or delay the expected accretive effect of the Acquisition and negatively impact the price of shares of our common stock. As a result, it cannot be assured that the Acquisition will result in the realization of the full anticipated benefits.

The pendency of the Acquisition could adversely affect our, as well as AFF’s, business, financial results and operations, including causing merchant partners, customers and suppliers to delay or defer decisions concerning us as well as AFF.

The announcement and pendency of the Acquisition could cause disruptions and create uncertainty surrounding our, as well as AFF’s, business and affect relationships with our, as well as AFF’s, customers and employees. The Acquisition will occur only if stated conditions are met, many of which are outside the control of the Company and AFF, and both parties also have rights to terminate the Acquisition Agreement under specified circumstances. Accordingly, there may be uncertainty regarding the completion of the Acquisition. This uncertainty may cause customers and suppliers to delay or defer decisions concerning the Company or AFF products, which could adversely affect our, as well as AFF’s business, financial results or operations. Merchant partners, customers and suppliers may also seek to change existing agreements with the Company or AFF as a result of the Acquisition. Any delay or deferral of those decisions or changes in existing agreements could have a material adverse effect on the respective businesses of the Company and AFF, regardless of whether the Acquisition is ultimately completed.

In addition, the Company and AFF have diverted, and will continue to divert, significant management resources to complete the Acquisition, which could have a negative impact on our, as well as AFF’s, ability to manage existing operations or our ability to pursue alternative strategic transactions, which could adversely affect our, as well as AFF’s, business, financial condition and results of operations.

If the Acquisition is completed, AFF may underperform relative to our expectations.

Following completion of the Acquisition, we may not be able to maintain the growth rate, levels of revenue, earnings or operating efficiency that we and AFF have achieved, might achieve separately or have projected. The business and financial performance of AFF are subject to certain risks and uncertainties. Our failure to do so could have a material adverse effect on our financial condition and results of operations.

We do not currently control AFF and will not control AFF until completion of the Acquisition.

Although AFF is subject to certain interim operating covenants in the Acquisition Agreement, the Company does not currently control AFF and will not control it until the completion of the Acquisition. Until that time, the Company cannot assure you that AFF will be operated in the same way that it would be operated if it had been under our control during such period. As a result, the business and results of operations of AFF may be materially and adversely affected by the events that are outside of the Company’s control during the intervening period. The historic and current performance of AFF’s business and operations may not be indicative of success in future periods. The future performance of AFF may be influenced by, among other factors, economic downturns, turmoil in financial markets, unfavorable regulatory decisions, litigation, the occurrence or discovery of new liabilities, rising interest rates and other factors beyond the control of the Company and possibly AFF. As a result of any one or more of these factors, among others, the operations and financial performance of AFF may be negatively affected, which may materially and adversely affect the combined company’s future financial results. The covenants in the Indenture will not apply to AFF and its subsidiaries until the consummation of the Acquisition.

AFF may have liabilities that are not known, probable or estimable at this time.

As a result of the Acquisition, we will effectively assume some or all of AFF’s liabilities, whether or not currently known. There may be claims, assessments or liabilities that we did not discover or identify in the course of performing due diligence investigations of AFF. In addition, there may be liabilities that are neither probable nor estimable at this time which may become probable and estimable in the future. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business. We may uncover additional information about AFF that adversely affects the Company, such as unknown, unasserted or contingent liabilities and issues relating to compliance with applicable laws.

Litigation may be filed against AFF or the Company that could prevent or delay the consummation of the Acquisition.

AFF, the Company and members of their respective boards of directors may be parties, among others, to various claims and litigation related to the Acquisition, including putative stockholder class actions. Among other remedies, in certain cases, the plaintiffs in such matters may seek to enjoin the consummation of the Acquisition. The results of complex legal proceedings are difficult to predict and could delay or prevent the consummation of the Acquisition. Moreover, litigation could be time consuming and expensive, could divert AFF’s or the Company’s respective management’s attention away from their regular business, and, if any potential lawsuit is adversely resolved against AFF or the Company, could have a material adverse impact on either of their business, financial condition and results of operations.

One of the conditions to the consummation of the Acquisition is that no law, order or injunction prohibits the consummation of the Acquisition. Consequently, if a settlement or other resolution is not reached in any potential lawsuit and the plaintiffs secure injunctive or other relief prohibiting, delaying or otherwise adversely affecting our ability to consummate the Acquisition on the terms contemplated by the Acquisition Agreement, then such injunctive or other relief may prevent the consummation of the Acquisition in a timely manner or at all.

Failure to retain key employees could diminish the anticipated benefits of the Acquisition.

The success of the Acquisition will depend in part upon the retention of personnel critical to our businesses due to, for example, their technical skills or management expertise. Employees may experience uncertainty about their future roles until clear strategies are announced or executed. While our businesses are similar, the corporate cultures may differ, and some Company or AFF employees may choose not to remain with the Company. If we are unable to retain Company or AFF personnel that are critical to our operations, we could experience disrupted operations, loss of customers, key information, expertise and knowhow, or unanticipated hiring and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the Acquisition that are actually achieved by us.

Our credit ratings impact the cost and availability of future borrowings and, accordingly, our cost of capital.

Our credit ratings at any time will reflect each rating organization’s then opinion of our financial strength, operating performance and ability to meet our debt obligations. Any reduction in our credit ratings may limit our ability to borrow at interest rates consistent with the interest rates that have been available to us prior to the Acquisition and this offering. If our credit ratings are further downgraded or put on watch for a potential downgrade, we may not be able to sell additional debt securities or borrow money in the amounts, at the times or interest rates or upon the more favorable terms and conditions that might be available if our current credit ratings were maintained.

We will incur substantial transaction fees and costs in connection with the Acquisition.

We expect to incur a significant amount of non-recurring expenses in connection with the Acquisition, including legal, accounting, financial advisory, filing, financing and other expenses. Many of these expenses are payable by us whether or not the Acquisition is completed. In addition, we are also assuming some of the transaction expenses incurred by AFF and the AFF seller parties in connection with the Acquisition. Additional unanticipated costs may be incurred following consummation of the Acquisition in the course of the integration of our business with that of AFF. We cannot be certain that the elimination of duplicative costs or the realization of other efficiencies related to the integration of the businesses will offset the Acquisition and integration costs in the near term, or at all.

The Acquisition will significantly increase our goodwill and other intangible assets

We have a significant amount, and following the Acquisition will have an additional amount, of goodwill and other intangible assets on our consolidated financial statements that are subject to amortization and/or impairment based upon future adverse changes in our business or prospects. The amortization of other intangible assets or the impairment of any goodwill and other intangible assets may have a negative impact on our consolidated results of operations.

AFF’s business is dependent on sufficient funding to fund its lease and loan originations.

AFF’s business currently relies on sufficient funding from its existing credit facility, cash flow from operations and equity contributions from its stockholder to fund its lease and loan originations. Following the consummation of the Acquisition and the payoff of the AFF’s credit facility, the Company will need to fund AFF’s lease and loan originations through cash flows of the combined companies, cash on hand and borrowings under the Company’s existing credit facility. If the Company fails to provide sufficient funding to support AFF’s business, AFF’s growth may be materially diminished and, if the cost of such funding increases, AFF’s profitability will be adversely affected.

Risks Related to AFF’s Business

If AFF is unable to attract additional merchants and retain and grow its relationships with its existing merchant partners, AFF’s business, results of operations, financial condition and future prospects would be materially and adversely affected.

AFF’s continued success is dependent on its ability to maintain and expand its merchant partner base and the volume of transactions from these merchants in order to grow revenue on its platform. AFF derives revenue primarily from customers who lease tangible personal property or finance the purchase of merchandise and services provided by the merchant partners.

If AFF is not able to attract additional merchants and to expand revenue and volume of transactions from existing merchants, it will not be able to continue to attract consumers or grow its business. Its ability to retain and grow its relationships with its merchant partners depends on the willingness of merchants to partner with AFF. The attractiveness of AFF’s platform to merchants depends upon, among other things: the size of its consumer base; its brand and reputation; the amount of merchant premium, discounts or profit share paid or received by AFF; its ability to sustain its value proposition to merchants for customer acquisition by demonstrating higher conversion at checkout; the attractiveness to merchants of AFF’s technology and data-driven platform; services and products offered by competitors; and its ability to perform under, and maintain, its merchant agreements. Furthermore, a significant portion of AFF’s revenues come from a limited number of merchant partners. If these merchant partners were to cease doing business with AFF or reduce its business with AFF, AFF’s revenues and earnings would be materially and adversely effected.

AFF’s agreements with its merchant partners are also generally terminable by the merchant partners for convenience upon limited advance notice. The termination of one or more of AFF’s merchant agreements would result in a reduction in transaction volume. In addition, having a diversified mix of merchant partners is important to mitigate risk associated with changing consumer spending behavior, economic conditions and other factors that may affect a particular type of merchant or industry. If AFF fails to retain any of its larger merchant partners or a substantial number of its smaller merchant partners, if it does not acquire new merchant partners, if it does not continually expand revenue and volume from the merchants on its platform, or if it does not attract and retain a diverse mix of merchant partners, AFF’s business, results of operations, financial condition and future prospects would be materially and adversely affected.

AFF’s lease and loan originations depend on the support of its platform by its merchant partners.

AFF depends on its merchants to drive origination volume by supporting AFF’s platform over alternative payment options for underserved customers and presenting AFF’s platform as an attractive payment option for these customers. The degree to which these merchants successfully integrate the AFF platform into their website or in their store, such as by prominently featuring its platform on their websites or in their stores, has a material impact on AFF’s lease and loan originations. The failure by AFF’s merchants to effectively present, integrate, and support AFF’s platform would have a material and adverse effect on AFF’s originations and, as a result, on its business, results of operations, financial condition and future prospects.

AFF’s bank loan product is offered pursuant to its agreement with its originating bank partner and such agreement is non-exclusive, short-term in duration and subject to termination by the bank partner upon the occurrence of certain events. If that agreement is terminated, and AFF is unable to either replace the commitments of its bank partner or substitute its other products for the bank loan product, its business, results of operations, financial condition, and future prospects may be materially affected.

AFF serves as a marketer and servicer of loans originated by a Utah chartered state bank. Under this arrangement, AFF purchases a portion of the cash flows originated by the bank and services the loans thereafter. Loans originated through the bank’s program represent a material amount of AFF’s total origination volume. AFF’s bank loan product relies on AFF’s bank partner originating the loans that are facilitated through AFF’s bank loan product and complying with various federal, state, and other laws. The loan program agreement has an initial term that expires during the third quarter of 2023, which automatically renews once for an additional three-year term unless either party provides notice of non-renewal prior to the end of any such term. In addition, upon the occurrence of certain early termination events, either AFF or the bank partner may terminate the loan program agreement immediately upon written notice to the other party. The bank partner could decide not to work with AFF for any reason, could make working with AFF cost-prohibitive, or could decide to enter into an exclusive or more favorable relationship with one or more of AFF’s competitors. If the bank partner were to suspend, limit, or cease its operations, or if AFF’s relationship with the bank partner were to otherwise terminate for any reason (including, but not limited to, its failure to comply with regulatory actions), AFF would need to implement a substantially similar arrangement with another bank, obtain additional state licenses, or curtail its offering of the bank loan product through its platform. If AFF needs to enter into alternative arrangements with a different bank to replace its existing arrangements, it may not be able to negotiate a comparable alternative arrangement in a timely manner or at all. If AFF is unable to enter into an alternative arrangement with different banks to fully replace or supplement its relationship with its bank partner, AFF would potentially need to cease offering its bank loan product. In the event that AFF’s relationship with its bank partner were terminated and it is unable to substitute another one of its products at the merchants that utilize such bank loan products, AFF’s business, results of operations, financial condition, and future prospects may be materially affected.

If AFF’s originating bank partner model is successfully challenged or deemed impermissible, it could be found to be in violation of licensing, interest rate limit, lending or brokering laws and face penalties, fines, litigation or regulatory enforcement.

Loans originated through the bank’s program represent a material amount of AFF’s total originations volume. AFF relies on its originating bank partner model to comply with various federal, state and other laws. If the legal structure underlying AFF’s relationship with its originating bank partner was successfully challenged, it may be found to be in violation of state licensing requirements and state laws regulating interest rates. In the event of such a challenge or if its arrangements with its originating bank partner were to end for any reason, AFF would need to rely on an alternative bank relationship, find an alternative bank relationship, rely on existing state licenses, obtain new state licenses, pursue a federal charter, offer consumer loans and/or be subject to the interest rate limitations of certain states. There are two examples of claims that have been raised that could each, separately or jointly, result in this outcome in some or all states. First, the FDIC stated that its Federal Interest Rate Authority Rule was promulgated in part to codify the “valid when made” doctrine due to court decisions such as the one in Madden v. Midland Funding, LLC, 786 F.3d 246 (2d Cir. 2015), cert. denied, 136 S.Ct. 2505 (June 27, 2016). In Madden v. Midland Funding, the Second Circuit ruled that federal preemption generally applicable to national banks did not apply to non-bank assignees if the assignee was not acting on behalf of the bank, if the bank no longer had an interest in the loan, or such determination did not significantly interfere with the bank’s exercise of its federal banking powers. Under this rationale, the Second Circuit did not preempt state interest rate limitations that might apply to the non-bank assignees. The Second Circuit’s holding in the Madden case is binding on federal courts in the states of New York, Connecticut and Vermont. Following the Madden decision, there have been a number of lawsuits in other parts of the country making similar allegations. Under the Federal Interest Rate Authority Rule promulgated by the FDIC, which is the interest rate authority of state chartered banks (such as our originating bank partner), the interest rate applicable to a loan originated by a state-chartered bank on the date of origination will carry with the commercial paper (loan) irrespective of ownership (i.e., the interest rate is “valid when made”). The OCC issued a similar rule on May 29, 2020 with respect to loans originated by national banks. State attorneys general of the states of California, New York and Illinois have filed a lawsuit against the OCC alleging that the OCC had no statutory authority to issue its May 29, 2020 rule regarding the permissibility of interest rates on loans purchased from a national bank and failed to follow required procedures in promulgating the rule. State attorneys general of the states of California, Illinois, Massachusetts, Minnesota, New Jersey, New York and North Carolina, together with the District of Columbia, filed a similar lawsuit against the FDIC regarding the FDIC Federal Interest Rate Authority Rule. It is uncertain whether these lawsuits will be effective and whether these or other state attorneys general will file similar suits with respect to any other rule regarding the permissibility of interest rates by the FDIC, OCC or other regulators. Second, there have also been both private litigation and governmental enforcement actions seeking to recharacterize a lending transaction, claiming that the named lender was not the true lender, and that instead another entity was the true lender or the de facto lender. These claims are traditionally based upon state lending laws, other statutory provisions, or state common law through which a private litigant or governmental agency could seek to license, regulate, or prohibit the activities of the entity they consider the true lender or de facto lender. Any such litigation or enforcement action with respect to a loan facilitated through our platform against us, any successor servicer, prior owners or subsequent transferees of such loans (including our originating bank partner) could subject them to claims for damages, disgorgement, or other penalties or remedies. On October 27, 2020, the OCC promulgated a final rulemaking setting forth standards for determining the true lender of a loan issued by a national bank. Under this rule, a national bank that makes a loan is the “true lender” if, as of the date of origination, the bank (i) is named as the lender in the loan agreement or (ii) funds the loan. It is unclear whether the FDIC will promulgate a similar rule for state chartered banks (such as our originating bank partner), and whether state attorneys general or regulatory agencies will challenge either the OCC’s true lender rule or any potential rule issued by the FDIC on a similar basis. Further, it is unclear whether these rules will be given effect by courts and regulators in a manner that actually mitigates risks relating to state interest rate limits and related risks to AFF, its originating bank partner, any other program participant, or the loans facilitated through its platform. AFF could be subject to litigation, whether private or governmental, or administrative action regarding the above claims. The potential consequences of an adverse determination could include the inability to collect loans at the interest rates contracted for, licensing violations, the loans being found to be unenforceable or void, or the reduction of interest or principal, or other penalties or damages. Third party purchasers of loans facilitated through AFF’s platform also may be subject to scrutiny or similar litigation, whether based upon the inability to rely upon the “valid when made” doctrine or because a party other than the originating bank is deemed the true lender.

Interruptions, inventory shortages and other factors affecting the supply chains of AFF’s merchant partners could have a material and adverse effect on AFF’s results of operations, financial condition, and future prospects.

The traditional brick-and-mortar retail store based and e-commerce merchants with whom AFF partners with are critical to AFF’s success. Any extended supply chain interruptions, inventory shortages or other operational disruptions affecting any of its merchant partners could have a material adverse impact on its business. AFF depends on its merchant partners’ abilities to deliver products to customers at the right time and in the right quantities. Accordingly, it is important for these merchant partners to maintain optimal levels of inventory and respond rapidly to shifting demands, but we believe that recent global supply chain issues are negatively impacting inventory and stocking levels in the retail industry ahead of the upcoming holiday retail season. This disruption to, or inefficiency in, supply chain networks may have an adverse impact on AFF’s operations in the near term, but if such interruptions were to continue, could potentially have a more material adverse impact on AFF’s results of operations, financial condition and future prospects.

AFF is subject to extensive federal, state and local laws and regulations that could expose it to government investigations, significant additional costs, fines or other monetary penalties or settlements, and compliance-related burdens that could force AFF to change its business practices in a manner that may be materially adverse to its results of operations, financial condition and future prospects.

Federal regulatory authorities such as the United States Federal Trade Commission and the CFPB are increasingly focused on consumer protection within the subprime financial marketplace in which AFF operates. Any of these federal agencies may propose and adopt new regulations (or interpret existing regulations) that could result in significant adverse changes in the regulatory landscape for AFF. We expect the current Presidential Administration and Congress will devote substantial attention to consumer protection matters and, as a result, businesses transacting with subprime consumers could be held to higher standards of monitoring, disclosure and reporting, regardless of whether new laws or regulations governing AFF’s industry are adopted. This increased attention could increase AFF’s compliance costs significantly, result in additional fines or monetary penalties or settlements due to future government investigations, and materially and adversely impact the manner in which AFF operates, which may be materially adverse to AFF’s results of operations, financial condition and future prospects.

State regulatory authorities also appear to be increasingly focused on the subprime financial marketplace, including the lease-to-own industry. For example, on November 4, 2021, Rent-A-Center, Inc. announced that its Acima division (“Acima”), which is a large virtual lease-to-own business that competes with AFF, had received a letter from the Nebraska Attorney General’s office stating that the Attorney General of Nebraska, along with a coalition of thirty-eight state Attorneys General, has initiated a multistate investigation into the business acts and practices of Acima and that a civil investigative demand(s) and/or subpoena(s) pursuant to respective state consumer protection laws will be forthcoming. Furthermore, AFF has been and is subject to subpoenas from other state agencies. As of the date of this offering memorandum, AFF has not received a similar communication from the Nebraska Attorney General’s office and is not aware of any intention by any state Attorneys General involved in the Acima matter to broaden their investigation to include AFF in their investigation. However, there can be no assurance that AFF will not be included in such matter and, if it is, that it would not lead to an enforcement action and/or a consent order, or substantial costs, including legal fees, fines, penalties, and remediation expenses. We cannot predict whether any state Attorneys General or state regulatory agencies will direct other investigations or regulatory investigations towards AFF or its industry in the future, or what the impact of any such future regulatory investigation may be.

In addition, certain aspects of AFF’s business, such as the content of its advertising and other disclosures to customers about transactions, its respective collection practices, the manner in which AFF may contact its customers, the decisioning process regarding whether to enter into a transaction with a potential customer, it’s credit reporting practices and the manner in which it processes and stores certain customer, employee and other information are subject to federal and state laws and regulatory oversight. For example, the California Consumer Privacy Act of 2018 (the “CCPA”), which became effective on January 1, 2020, gives residents of California expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used, and also provides for civil penalties for violations and private rights of action for data breaches. In addition, on November 3, 2020, California voters approved a new privacy law, the California Privacy Rights Act (“CPRA”), which significantly modifies the CCPA, including by expanding consumers’ rights with respect to certain personal information and creating a new state agency to oversee implementation and enforcement efforts. Many of the CPRA’s provisions will become effective on January 1, 2023. The CCPA, CPRA and other applicable state and federal privacy laws will require AFF to design, implement and maintain different types of privacy-related compliance controls and programs simultaneously in multiple states, thereby further increasing the complexity and cost of compliance.

In addition, certain states limit the total cost that AFF may charge a customer in order for the customer to achieve ownership of the leased merchandise at the end of the lease term. Additional states may elect to implement similar limits or states with existing limits may elect to further lower the total cost that AFF may charge a customer to achieve ownership of the leased merchandise at the end of the lease term, which could have an adverse effect on our results of operation and financial condition.

AFF has incurred and will continue to incur substantial costs to comply with federal, state and local laws and regulations, including rapidly evolving expected consumer protection standards. In addition to compliance costs, AFF may continue to incur substantial expenses to respond to regulatory and other third-party investigations and enforcement actions, proposed fines and penalties, criminal or civil sanctions, and private litigation, as well as potential “headline risks” that could negatively impact the business of AFF. Consumer complaints with respect to AFF’s industry have resulted in, and may in the future result in, state, federal and local regulatory and other investigations. In addition, while AFF is not aware of any whistleblower claims regarding its specific business practices, such claims are on the rise generally. We believe these claims will likely continue, in part because of the provisions enacted by the Dodd-Frank Act that provide for cash awards to persons who report alleged wrongdoing to the U.S. Securities and Exchange Commission, and because competitors may use it as a method to weaken their competitors, and others, like former personnel or other constituencies, may use it as means to extract payment or otherwise retaliate.

AFF has a pass-through federal obligation to comply with anti-money laundering and anti-terrorism financing laws, and failure to comply with this obligation could have significant adverse consequences for AFF.

AFF maintains an enterprise-wide program designed to enable it to comply with all applicable anti-money laundering and anti-terrorism financing laws and regulations, including the Bank Secrecy Act and the Patriot Act. This program includes policies, procedures, processes and other internal controls designed to identify, monitor, manage, and mitigate the risk of money laundering and terrorist financing. These controls include procedures and processes to detect and report potentially suspicious transactions, perform consumer due diligence, respond to requests from law enforcement, and meet all recordkeeping and reporting requirements related to particular transactions involving currency or monetary instruments. AFF is required to maintain this program under its agreements with its originating bank partner, and certain state regulatory agencies have intimated they expect the program to be in place and followed. We cannot provide any assurance that AFF’s programs and controls will be effective to ensure compliance with all applicable anti-money laundering and anti-terrorism financing laws and regulations it is required to comply with, and its failure to comply with these laws and regulations could result in a breach and termination of its agreements with its originating bank partner or criticism by state governmental agencies, which would have a material adverse effect on AFF’s business, results of operations, financial condition and future prospects.

If AFF were found to be operating without having obtained necessary state or local licenses, it could adversely affect its business, results of operations, financial condition and future prospects.

Certain states have adopted laws regulating and requiring licensing, registration, notice filing or other approval by parties that engage in certain activity regarding consumer finance transactions, including facilitating and assisting such transactions in certain circumstances. Furthermore, certain states and localities have also adopted laws requiring licensing, registration, notice filing, or other approval for consumer debt collection or servicing, and/or purchasing or selling consumer loans. AFF has also received inquiries from state regulatory agencies regarding requirements to obtain licenses from or register with those states, including in states where it has determined that it is not required to obtain such a license or be registered with the state, and it expects to continue to receive such inquiries. The application of some consumer financial licensing laws to AFF’s platform and the related activities it performs is unclear. In addition, state licensing requirements may evolve over time, including, in particular, recent trends toward increased licensing requirements and regulation of parties engaged in loan solicitation activities. If AFF were found to be in violation of applicable state licensing requirements by a court or a state, federal, or local enforcement agency, or agree to resolve such concerns by voluntary agreement, it could be subject to or agree to pay fines, damages, injunctive relief (including required modification or discontinuation of our business in certain areas), criminal penalties, and other penalties or consequences, and the loans facilitated through our platform could be rendered void or unenforceable in whole or in part, any of which could have an adverse effect on the enforceability or collectability of the loans facilitated through our platform.

Determining AFF’s allowance for lease and loan losses requires many assumptions and complex analyses. If AFF’s estimates prove incorrect, AFF may incur net charge-offs in excess of its reserves, or AFF may be required to increase its provision for lease and loan losses, either of which would adversely affect AFF’s results of operations.

AFF’s ability to measure and report its financial position and results of operations is influenced by the need to estimate the impact or outcome of future events on the basis of information available at the time of the issuance of the financial statements. An accounting estimate is considered critical if it requires that management make assumptions about matters that were highly uncertain at the time the accounting estimate was made. If actual results differ from AFF’s judgments and assumptions, then it may have an adverse impact on the results of operations and cash flows. Management has processes in place to monitor these judgments and assumptions, but these processes may not ensure that AFF’s judgments and assumptions are correct.

AFF maintains an allowance for lease and loan losses at a level sufficient to cover estimated losses incurred in the lease and loan portfolio. This estimate is highly dependent upon the reasonableness of its assumptions and the predictability of the relationships that drive the results of its valuation methodologies. AFF performs a quantitative analysis to compute historical losses to estimate the allowance for lease and loan losses. Lease and loan loss experience, contractual delinquency of lease and loan receivables and management’s judgement are factors used in assessing the overall adequacy of the alloance and the resulting provision for lease and loan losses. Changes in estimates and assumptions can significantly affect the allowance and provision for lease and loan losses. It is possible that AFF will experience lease and loan losses that are different from its current estimates. If AFF’s estimates and assumptions prove incorrect and its allowance for lease and loan losses are insufficient, it may incur net charge-offs in excess of its reserves, or it could be required to increase its provision for lease and loan losses, either of which would adversely affect its results of operations.

If AFF is unable to collect on its leases, retail installment contracts and bank loans, the performance of its lease and loan portfolio would be adversely affected.

AFF’s ability to collect on its lease to own arrangements, retail installment sales contracts and bank loans are dependent on the consumer’s continuing financial stability, and consequently, collections can be adversely affected by a number of factors, including general economic factors and individual factors such as job loss, divorce, death, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and debtor relief laws, may limit the amount that can be recovered on AFF’s leases and loans. Federal, state or other restrictions could impair AFF’s ability to collect amounts owed and due on the leases and loans facilitated through its platform, reduce income received from the leases and loans facilitated through its platform, or negatively affect its ability to comply with its current financing arrangements or obtain financing with respect to the leases and loans facilitated through its platform. If AFF is unable to fully collect on its leases and loans, the performance of its lease and loan portfolio will be adversely affected, which could result in additional provisions for lease and loan losses and loss of revenue and profitability.

A reduction in demand for AFF’s products and services and a failure by us to adapt to such reduction could adversely impact AFF’s results of operations, financial condition, and future prospects.

The majority of AFF’s revenue is derived from leases, retail installment contracts, and bank loans. Factors that may influence the demand for AFF’s products and services include microeconomic conditions, such as employment, personal income, and consumer sentiment. If consumers become more pessimistic regarding the outlook for the economy, it could reduce the demand for discretionary consumer goods and services.

Any disruption in the availability of AFF’s information technology systems could adversely affect AFF’s business operations.

AFF relies heavily upon its information technology systems to process customer lease and loan transactions, account for its business activities, and to generate the reporting used by management for analytical, loss management, and decision-making purposes. AFF’s back-up systems and security measures could fail to prevent a disruption in the availability of their information technology systems. Any disruption in the availability or performance of AFF’s information technology systems could adversely impact AFF’s results of operations, financial condition, and future prospects.

AFF relies on its merchant partners to represent the terms of its leases, rental installment contracts, and bank loan offerings in accordance with applicable laws and regulation. If AFF’s merchant partners failed to properly describe the correct terms and conditions associated with the applicable AFF offering, AFF could be subject to consumer complaints and/or lawsuits initiated by consumers against the merchant and/or AFF.

AFF’s merchants are contractually required to comply with all applicable laws and regulations associated with the lease, retail installment, and bank loan products offered by AFF. As part of this process, merchants are required to comply with AFF policies, procedures, marketing materials, and training materials. In the event that a merchant or merchant employee fails to adequately and correctly describe the terms and conditions of the lease, retail installment, or bank loan product, the merchant and/or AFF may be subject to consumer complaints and/or lawsuits.

Risks related to Consumer Financial Protection Bureau (the “CFPB”) Lawsuit

We are subject to a claim by the CFPB of violation of the Military Lending Act (the “MLA”) and our predecessor company’s existing CFPB consent order.

On November 12, 2021, the CFPB initiated a civil action in a Texas federal district court against the Company and Cash America West, Inc., one of the Company’s subsidiaries, alleging violations of the MLA. The CFPB also alleges that the Company violated a 2013 CFPB order against its predecessor company that, among other things, required the company to cease and desist from further MLA violations. The CFPB is seeking an injunction, redress for affected borrowers and a civil monetary penalty. While we intend to vigorously defend ourselves against the allegations in the case, we cannot predict or determine the timing or final outcome of this matter, or the effect that any adverse determinations the lawsuit may have on us. An unfavorable determination in the lawsuit could result in the payment by us of substantial monetary damages, which could have a material effect on our business, results of operations or financial condition. We may also be required to modify our business practices in the event of an unfavorable determination in the lawsuit. Further, the legal costs associated with the lawsuit, which may not be covered by insurance, and the amount of time required to be spent by management and the board of directors on this matter, even if we are ultimately successful, could have a material effect on our business, financial condition and results of operations. Furthermore, due to the impact of the announcement of the CFPB’s action on our stock price, we expect to become subject to additional litigation, including securities class action and derivative lawsuits.